SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

WILLIMANTIC, Connecticut--July 26, 2005--SI Financial Group, Inc. (the "Company") (NASDAQ National Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $845,000, or $0.07 basic and diluted earnings per common share, for the quarter ended June 30, 2005 versus net income of $392,000 for the quarter ended June 30, 2004. Net income for the six months ended June 30, 2005 was $1.7 million, or $0.14 basic and diluted earnings per common share, compared to $1.2 million for the six months ended June 30, 2004. The increase in net income was primarily due to increases in net interest and dividend income and noninterest income, offset by an increase in noninterest expenses. Per share data is not presented for the three months and the six months ended June 30, 2004, as the Company had no shares outstanding prior to the Company's initial public offering on September 30, 2004.

For the three months and the six months ended June 30, 2005, net interest and dividend income increased 16.8% to $5.4 million from $4.6 million and increased 16.9% to $10.7 million from $9.1 million, respectively, compared to the same periods in the prior year. Net interest and dividend income rose primarily due to an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds for both periods presented of 2005.

The provision for loan losses totaled $130,000 for the second quarter of 2005, representing a decrease of $20,000 over the same period in 2004. The provision for loan losses decreased $65,000 for the first half of 2005 compared to the same period in the prior year. The lower provision reflects a high quality loan portfolio, as evidenced by a $531,000, or 35.9%, reduction in the Bank's nonperforming loans and net recoveries from loan losses of $75,000 for the six months ended June 30, 2005 compared to net charge-offs of $21,000 for the six months ended June 30, 2004.

Noninterest income was $1.6 million for the quarter ended June 30, 2005 compared to $1.1 million for the quarter ended June 30, 2004, mainly due to an increase in service fees of $403,000 resulting from the expansion of the Bank's deposit-related products. To a lesser extent, noninterest income included a gain of $72,000 from the sale of real property. Noninterest income was $3.0 million for the first half of 2005 compared to $2.3 million for the same period of 2004. Contributing to the rise in noninterest income were increases primarily related to service fees of $561,000 and net gains on the sale of loans of $167,000, offset by lower realized gains on the sale of available for sale securities of $151,000. The net gain on the sale of loans for 2005 resulted from the sale of $31.6 million of predominately fixed-rate residential mortgage loans. Higher loan sales in 2005 reflect the Bank's initiative to mitigate interest rate risk and to manage liquidity in a rising interest rate environment.

Noninterest expenses were $5.6 million for the quarter ended June 30, 2005 compared to $5.0 million for the quarter ended June 30, 2004, principally as a result of increases in compensation costs, professional services and marketing expenses of $540,000, $213,000 and $83,000, respectively, offset by a decrease in occupancy costs of $251,000. Marketing costs increased in the second quarter of 2005 in response to an aggressive marketing campaign. Occupancy costs were higher in the second quarter of 2004 due to an impairment charge of $337,000 recorded to reduce the carrying value on a former branch facility to its estimated net market value. Noninterest expenses increased $1.4 million for the six months ended June 30, 2005. For both the three months and the six months ended June 30, 2005, the increase in compensation costs primarily reflects additional salaries, benefits and taxes for elevated staffing levels in response to the expansion of branch facilities and the commercial lending division and amortization of share-based compensation awards. Additionally, the increase in professional services resulted from higher legal and auditing costs associated with the Company's public reporting requirements.

Total assets grew $33.3 million, representing a 5.3% increase, to $657.9 million at June 30, 2005 from $624.6 million at December 31, 2004. Contributing to the increase in assets at June 30, 2005 were increases of $26.3 million in loans receivable, $4.4 million in investment securities and $2.6 million in other assets. The increase in loans receivable reflects strong loan originations, offset by increased loan sales over the prior year. Increases in investment securities consisted primarily of shorter-term U.S. government and agency obligations and corporate debt securities. The rise in other assets resulted from an increase in capital expenditures associated with branch expansion during the first six months of 2005.

Total liabilities were $576.2 million at June 30, 2005 compared to $543.8 million at December 31, 2004. Deposits increased $26.9 million, or 5.9%, from year-end, reflecting a rise in NOW and money market accounts and certificates of deposit. Borrowings increased from $79.9 million at December 31, 2004 to $86.5 million at June 30, 2005, resulting from an increase in FHLB advances used to fund loan demand and to invest in securities yielding greater returns than the cost of borrowings.

Total stockholders' equity increased $971,000 from $80.8 million at December 31, 2004 to $81.8 million at June 30, 2005. The increase in equity related primarily to current year's earnings of $1.7 million, offset by an increase of $348,000 in unrealized losses on available for sale securities (net of taxes) and a decrease of $112,000 related to stock options and restricted share awards granted under the Company's new equity incentive plan, which received shareholder approval during the second quarter of 2005. The Company's investment securities portfolio, which includes primarily U.S. government and agency obligations and mortgage-backed securities, was unfavorably affected by market rates, and resulted in higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.03 per outstanding common share, at a total cost of $158,000, on June 23, 2005 to be paid on or about July 29, 2005 to shareholders of record as of July 8, 2005. The total amount of the dividend reflects SI Bancorp, MHC's, the Company's mutual holding company parent, waiver of receipt of its dividend.

The Company continues to utilize its proceeds from the initial public offering to invest in loans and securities, branch expansion and the development of the Company's infrastructure and employees. The Bank recently opened its sixteenth branch office in Tolland, Connecticut and relocated its branch in Stonington, Connecticut. The Bank anticipates the opening of new branch locations in South Windsor, Connecticut during the second half of 2005 and East Lyme, Connecticut in early 2006.

"We are pleased with the success of both our Stonington and Tolland branch offices," said President and Chief Executive Officer, Rheo A. Brouillard. "The overwhelming response to these two new offices validates the Company's strategic expansion and growth plans."

Savings Institute Bank and Trust Company is headquartered in Willimantic, Connecticut, with sixteen offices in eastern Connecticut. The Bank continues to explore other locations for further expansion. The Bank is a full service community-oriented financial institution dedicated to servicing the financial service needs of consumers and businesses within its market area.

================================================================================

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH MAY DESCRIBE FUTURE PLANS AND STRATEGIES, INCLUDING OUR EXPECTATIONS OF FUTURE FINANCIAL RESULTS. MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. AMONG THE FACTORS THAT COULD AFFECT OUR ACTUAL RESULTS INCLUDE MARKET INTEREST RATE TRENDS, THE GENERAL REGIONAL AND NATIONAL ECONOMIC MARKET, OUR ABILITY TO CONTROL COSTS AND EXPENSES, OUR ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ACTIONS BY OUR COMPETITORS AND THEIR PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE REGULATION. AS WE HAVE NO CONTROL OVER ANY OF THESE FACTORS, THEY SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, SI FINANCIAL GROUP, INC. DISCLAIMS ANY OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.



SELECTED FINANCIAL CONDITION DATA:

--------------------------------------------------------------------------------------------------
             (DOLLARS IN THOUSANDS / UNAUDITED)                         June 30,     December 31,
                                                                          2005           2004
--------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                           $  18,860        $  21,647
Interest-bearing cash and cash equivalents                               11,946            9,128
Investment securities                                                   129,268          124,870
Loans held for sale                                                           -              200
Loans receivable, net                                                   474,241          447,957
Cash surrender value of life insurance                                    7,698            7,561
Other assets                                                             15,922           13,286
                                                                      --------------------------

            Total assets                                                657,935        $ 624,649
                                                                      ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                           484,696        $ 457,758
     Borrowings                                                          86,529           79,891
     Other liabilities                                                    4,930            6,191
                                                                      --------------------------
         Total liabilities                                              576,155          543,840
                                                                      --------------------------

Stockholders' equity                                                     81,780           80,809
                                                                      --------------------------

         Total liabilities and stockholders' equity                   $ 657,935        $ 624,649
                                                                      ==========================

SELECTED OPERATIONS DATA:

----------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE        Three Months Ended             Six Months Ended
           DATA / UNAUDITED)                        June 30,                      June 30,
                                                    --------                      --------
                                                2005           2004            2005           2004
----------------------------------------------------------------------------------------------------
Interest and dividend income                  $ 8,192         $ 6,903       $ 16,084       $ 13,686
Interest expense                                2,824           2,307          5,416          4,557
                                         -----------------------------------------------------------
     Net interest and dividend income           5,368           4,596         10,668          9,129
                                         -----------------------------------------------------------

Provision for loan losses                         130             150            235            300
                                         -----------------------------------------------------------
Net interest and dividend income                                              10,433
     after provision for loan losses            5,238           4,446                         8,829

Noninterest income                              1,629           1,069          2,956          2,304
Noninterest expenses                            5,611           4,958         10,805          9,391
                                         -----------------------------------------------------------
Income before provision for income                                             2,584
     taxes                                      1,256             557                         1,742

Provision for income taxes                        411             165            837            546
Net income                                    $   845         $   392       $  1,747       $  1,196
                                         ===========================================================


SELECTED OPERATIONS DATA - CONTINUED:

-----------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE           Three Months Ended             Six Months Ended
           DATA / UNAUDITED)                           June 30,                      June 30,
                                                       --------                      --------
                                                  2005           2004            2005           2004
-----------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                     $     0.07         N/A         $     0.14         N/A
     Diluted                                   $     0.07         N/A         $     0.14         N/A

Weighted-average common shares outstanding:
     Basic                                     12,087,104         N/A         12,083,278         N/A
     Diluted                                   12,095,709         N/A         12,093,218         N/A


SELECTED FINANCIAL RATIOS:

------------------------------------------------------------------------------------------------------
                                                       At or For the Three        At or For the Six
              (DOLLARS IN THOUSANDS)                      Months Ended               Months Ended
                                                           June 30,                   June 30,
                                                           --------                   --------
                                                       2005         2004         2005         2004
------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                0.53 %       0.29 %       0.56 %       0.45 %
Return on average equity                                4.16         4.51         4.33         6.91
Interest rate spread                                    3.26         3.46         3.30         3.52
Net interest margin                                     3.61         3.63         3.64         3.68
Efficiency ratio (2)                                   80.36        87.55        79.51        83.50

ASSET QUALITY RATIOS:
Allowance for loan losses                                                       $3,510       $2,967
Allowance for loan losses as a percent of total
     loans                                                                        0.74 %       0.72 %
Allowance for loan losses as a percent of
     nonperforming loans                                                        369.47       200.34
Nonperforming loans                                                             $            $1,481
                                                                                   950
Nonperforming loans as a percent of total
     loans                                                                        0.20 %       0.36 %
Nonperforming assets (3)                                                        $  950       $1,749

Nonperforming assets as a percent of total
     assets                                                                       0.14 %       0.32 %

  (1)  Quarterly ratios have been annualized.
  (2) Represents noninterest expense divided by the sum of net interest income and noninterest income, less any realized gains or losses on the sale of securities.
  (3) Nonperforming assets consist of nonperforming loans and other real estate owned.

=======================================================================================================

         CONTACT:
                  SI Financial Group, Inc.
                  Sandra Mitchell:  (860) 423-4581